EXHIBIT 4.2

                                                        Warrant to
                                                        Purchase 42,667
                                                        Shares of Common Stock



                             THE PANDA PROJECT, INC

                          Common Stock Purchase Warrant

                                   April, 1997

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT) OR UNDER THE LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON REGULATION S UNDER THE ACT. UNTIL THE FORTY-FIFTH (45TH) DAY AFTER THE SALE OF THIS WARRANT IS COMPLETED, NEITHER THIS WARRANT NOR THE UNDERLYING SHARES MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTEREST THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PROVIDED IN REGULATION S PROMULGATED UNDER THE ACT. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION, FURTHER, THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSONS, UNLESS REGISTERED UNDER THE ACT OR EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. NEITHER THE PANDA PROJECT, INC. (THE "COMPANY") NOR ITS TRANSFER AGENT SHALL BE OBLIGATED TO REMOVE THIS LEGEND UNLESS IT SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER HEREOF REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT STATING THAT SUCH REMOVAL COMPLIES WITH THE REQUIREMENTS OF THE SECURITIES ACT INCLUDING REGULATION S.

THIS CERTIFIES THAT Dusseldorf Securities Limited (or its Nominees) (hereinafter sometimes called the "Holder"), is entitled to purchase from The Panda Project, Inc., a Florida corporation (the "Company"), at the price and during the periods as hereinafter specified, the number of shares set forth above of the Company's Common Stock, (the "Common Stock").

         This Warrant is subject to adjustment in accordance with Section 6 of this Warrant.

         1. The rights represented by this Warrant shall be exercisable at any time commencing forty-five days after the date hereof (the "Exercise Period") at an exercise price equal to $6.75 per share (the "Exercise Price"), subject to adjustment in accordance with Section 6 and shall expire at 5:00 p.m. at Boca Raton, Florida on April 2, 2002 (the "Expiration Date"). After the Expiration Date, the Holder shall have no right to purchase any shares of Common Stock underlying this Warrant.

         2. The rights represented by this Warrant may be exercised at any time or from time to time within the Exercise Period specified above, in whole or in part, by (i) the surrender of this Warrant (with the purchase form properly executed) at the principal executive office of the Company (or such


                                    EXHIBIT B
other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company): and (ii) payment in full in United States Dollars in immediately available funds to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder of record of such shares of Common Stock at that time and date. The certificate or certificates for the shares of Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding thirty (30) days, after this Warrant shall have been exercised.

         This Warrant may not be exercised (i) by or on behalf of a person who is a U.S. Person (as defined in Regulation S promulgated under the Act), (ii) if a U.S. Person has any interest in the Warrant being exercised or the underlying securities to be issued upon exercise or (iii) by any person if exercised within the United States or if the shares issuable upon exercise of the Warrant are to be delivered within the United States. If the above cannot be complied with, then the Warrant can be exercised only if a written opinion of counsel to the Holder, the form and substance of which is acceptable to the Company, is delivered to the Company prior to exercise of the Warrants being exercised, and the underlying securities delivered upon exercise have been registered under the Act, or the securities are exempt from registration thereunder. In the absence of an opinion of counsel to the Holder reasonably acceptable to the Company indicating that the certificates representing the securities underlying this Warrant may be issued without restrictive legends pursuant to an exemption from the Act, such underlying securities shall bear a legend individually similar to that set forth on this Warrant.

         In connection with the exercise of this Warrant by the holder in accordance with the terms hereof, the Company and the Holder shall first use their reasonable efforts to cause the issuance of the shares of Common Stock issuable upon exercise of the Warrant to be exempt from registration by virtue of Regulation S promulgated under the Act and in such event, the holder will resell such shares only in compliance with the applicable holding period, restrictions and other provisions of Regulation S. In the event that an exemption from registration under Regulation S is not then available in connection with the issuance of the underlying shares of Common Stock upon exercise of the Warrant, the Company agrees to grant to the holder of the Warrant the registration rights set forth on Exhibit B-1 attached hereto.

         3. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Act nor under any state or foreign securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering this Warrant for cancellation at the office or agency of the Company referred to in section 2 hereof, accompanied by an opinion of counsel to the Holder satisfactory to the Company and its counsel, stating that such transferee is a permitted transferee under this Section 3 and that such transfer does not violate the Act or such state securities laws.

         4. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attache to the Holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant; provided, however, that, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all shares of Common Stock underlying the Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         5. The Warrant shall not entitle the Holder to any rights, including, without limitations, voting rights, as a shareholder of the Company.

         6. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                 a. If the Company shall (i)declare a dividend or make a distribution on its outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                 b. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Section 6(a) above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                 c. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

                 d. The Company may, but under no circumstances is obligated, to modify the terms of this Warrant to extend the Exercise Period or to lower the Exercise Price, at any time prior to the expiration of this warrant.

                 e. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and property which he would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; PROVIDED, HOWEVER, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities, cash and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6(e) shall similarly apply to successive consolidations, mergers, sales, transfers and leases.

         7. The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares purchasable upon exercise of the Warrants so presented. If any fraction of a share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common stock, as reported by NASDAQ on the trading day immediately preceding the exercise date, multiplied by such fraction.

         This Warrant shall be governed by and in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and as of the ___ day of April, 1997.

                                                    THE PANDA PROJECT INC.


                                                    By: _______________________

Attest


_______________________
Secretary


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

                               REGISTRATION RIGHTS


         1. PIGGY-BACK REGISTRATION RIGHTS. If at any time prior to the termination date (as defined below) (1) the Company proposes to register any of its securities under the Act (other than in connection with a merger, acquisition or exchange offer or pursuant to Form S-8 or successor form), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of the registration statement to the holder of record of the Warrant (the "Registered Holder") of its intention to do so. Upon the written request of the Registered Holder, given within fifteen (15) days after receipt of any such notice of his, her or its desire to include the sale of any shares of Common Stock underlying the Warrant ("Warrant Shares") in such proposed registration statement, the Company shall, subject to registration rights of other holders of securities of the Company existing as of the date of the Warrant (the "Prior Holders"), use its best efforts to obtain the necessary consents or waivers from the Prior Holders such that the Registered Holder's Warrant Shares may be included in such registration.

         The "piggy-back" registration rights described in this Exhibit B-1 shall terminate on the earlier of (i) the first anniversary of the Expiration Date, (ii) the first anniversary of the date when Warrants shall have been exercised in full, (iii) the date when all Warrant Shares have been sold by the Registered Holder, and (iv) such time as all of the Warrant Shares held by the Registered Holder can be sold by such Register Holder within a given three (3) month period without compliance with the registration requirements of the Act, pursuant to Rule 144 promulgated thereunder (the Termination Date); provided, however, that a Registered Holder shall only be entitled pursuant to this paragraph to have the Warrant Shares registered and shall not be entitled to have the Warrant registered.

         Notwithstanding anything to the contrary contained in the provisions of this Exhibit B-1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 1 (irrespective of whether a written request for inclusion of any securities shall have been made), to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         2. INDEMNIFICATION. The Company shall indemnify and hold harmless the Registered Holder who registers Warrant Shares pursuant to this Exhibit B-1, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or a material fact contained in any registration statement filed by the Company under the Act in accordance with this Exhibit B-1, any


                                   EXHIBIT B-1
post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Registered Holder (or the authorized representatives or agents of the Registered Holder) expressly for use therein which indemnification shall include each person, if any, who controls the Registered Holder within the meaning of the Act and each officer, director, employee and agent of the Registered Holder; provided, however, that the indemnification in this Section 2 with respect to any prospectus shall not inure to the benefit of the Registered Holder (or to the benefit of any person controlling the Registered Holder) on account of any such loss, claim, damage or liability arising from the sale of Warrant Shares by such Registered Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Register Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Registered Holder to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Registered Holder or any other person referred to above unless the Registered Holder or other person as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with the public offering or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Registered Holder expressly for use therein.

         If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damages liability or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable consideration.

         3. OFFERING EXPENSES. All expenses, filing fees and other costs incurred by the company in connection with the registration of securities pursuant to this exhibit B-1 (exclusive of underwriting discounts and selling commissions applicable to any sale of Warrant Shares and any fees and costs of legal counsel engaged by the Registered Holder) shall be borne by the Company.

         4. DELIVERY OF PROSPECTUS. In the case of each registration effected by the Company pursuant to the provisions of this exhibit B-1, the Company will (i) furnish to the Registered Holder of the Warrant Shares registered such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and such other documents as such Registered Holder may reasonably request in order to facilitate the disposition of the Warrant Shares so registered, and (ii) notify the Registered Holder of securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         5. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed such words in the Warrant to which this exhibit B-1 is attached.

                                                                       EXHIBIT C


                            REGISTRATION RIGHTS FORM


The Panda Project, Inc.
901 Yamato Road
Boca Raton, Florida 33431

ATTN:  C. Daryl Hollis, Chief Financial Officer

          RE:  THE PANDA PROJECT, INC.
               REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      The Panda Project, Inc. (the "Company") is hereby requested to effect the registration with the Securities and Exchange Commission on Form S-3 (the "Registration Statement") of the shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company described on SCHEDULE A attached hereto (the "Registrable Shares").

      This will advise you that (i) the undersigned has had no position, office or other material relations during the past three years with the Company or an affiliate of the Company except as described on SCHEDULE A and (ii) the undersigned does not presently beneficially own any shares of Common Stock except as described on SCHEDULE A.

      The Registrable Shares may be offered for sale from time to time by the undersigned to various purchasers, or they may be retained. The undersigned may elect to sell Registrable Shares in negotiated transactions at prices and on terms related to the then-current market price or otherwise, or in market transactions, in each case without the participation of underwriters, brokers or dealers. The undersigned may also from time to time offer the Registrable Shares through brokers, dealers or agents, or with the permission of the Company through underwriters, who may receive underwriting discounts, concessions or commissions from the undersigned and/or the purchasers for whom they act as agent. In that event, the offers or sales may be made by a block trade in which a broker or dealer, engaged for the purpose, will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; by purchases by a broker or dealer as principal and resale by such broker or dealer for its own account; by ordinary brokerage transactions or transactions in which the broker solicits purchasers; with the permission of the Company, in an underwritten transaction; or otherwise. In the event that brokers or dealers are engaged by the undersigned, such brokers or dealers may arrange for other brokers or dealers to participate.

      Any of the Registrable Shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to the Registration Statement.

      At the time the undersigned makes a particular offer of the Registrable Shares, to the extent required, the undersigned will provide the Company with information sufficient to prepare a Prospectus Supplement which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any brokers or dealers, or underwriters if permitted, any discounts, commissions and other items constituting compensation from the undersigned, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

      The undersigned agrees that, so long as the undersigned is engaged in the distribution of Common Stock of the Company, the undersigned will comply with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act") and, in connection therewith, the undersigned agrees: (a) not to engage in any stabilization activities in connection with the securities of the Company; (b) to cause to be furnished to each broker through which Registrable Shares may be offered such copies of the Prospectus to be included in the Registration Statement as may be required by such broker; and (c) not to bid for or purchase any securities of the Company other than as permitted under the Exchange Act.

      The undersigned also advises the Company that (a) the undersigned will act independently of the Company and the other Selling Securityholders as may be named in the Registration Statement in making decisions with respect to the timing, manner and size of each sale; (b) the undersigned has not entered into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer; and (c) the undersigned will inform the Company and any broker-dealers through whom sales of the Registrable Shares may be made when each distribution of the shares is over.

      In making the foregoing statements, the undersigned specifically disclaims any liability, responsibility or obligation for the acts or omissions of any other Selling Securityholder named in the Registration Statement.

                                      -2-